UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

vTv Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 11, 2020

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The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of vTv Therapeutics Inc. (the “Company”), dated April 30, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, June 11, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 22, 2020.

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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

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NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 11, 2020

vTv Therapeutics Changes its 2020 Annual Meeting of Stockholders to Virtual Format

HIGH POINT, N.C. – (GLOBE NEWSWIRE) – May 22, 2020 – vTv Therapeutics Inc. (Nasdaq:VTVT) today announced that it will host its 2020 Annual Meeting of Stockholders (the "Annual Meeting") as a virtual-only meeting that will be held via live audio webcast due to the public health and safety concerns related to the COVID-19 pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of its stockholders, employees, and others.

The previously announced date and time of the Annual Meeting, Thursday, June 11, 2020 at 9:00 a.m. Eastern Daylight Time, as disclosed in the previously distributed Notice of the Annual Meeting and Definitive Proxy Statement (the "Notice and Proxy Statement"), has not changed. Stockholders will not be able to attend the Annual Meeting in person.  A notice regarding this change to a virtual meeting format is being filed with the Securities and Exchange Commission together with this press release.

Registering and Asking Questions

In order to attend the Annual Meeting, vTv stockholders of record as of April 20, 2020 must register in advance by accessing www.proxydocs.com/vtvt.  During the registration process, you may submit a question regarding the business of the meeting. Questions submitted in advance will be answered depending on the availability of time and members of management present at the Annual Meeting. All registrations and questions from stockholders must be received by 5:00 p.m. Eastern Daylight Time on Tuesday, June 9, 2020. After completing your registration by the registration deadline, further instructions, including a link to access the Annual Meeting, will be emailed to you.

Attending the Meeting

Online access to the Annual Meeting will begin 15 minutes prior to the meeting start time of 9:00 a.m. Eastern Daylight Time on June 11, 2020. To be admitted to the Annual Meeting's live webcast, you must have previously registered at www.proxydocs.com/vtvt by the registration deadline of Tuesday, June 9, 2020 at 5:00 p.m. Eastern Daylight Time.

Voting

All stockholders, whether or not planning to attend the virtual Annual Meeting, are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote shares in connection with the Annual Meeting.

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes, Alzheimer’s disease, and inflammatory disorders. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease (COPD), and genetic mitochondrial diseases.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:
Glenn Silver

Lazar FINN Partners

646-871-8485

gsilver@lazarpartners.com